Exhibit 107

Calculation of Filling Fee Table

F-1

(Form Type)

ChowChow Cloud International Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share (1)(2)(3)	457(o)	2,990,000	$4.50	$13,455,000	$153.10 per $1,000,000	$2059.96
	Equity	Representative’s Warrants	457(g)	-	-	-	-
	Equity	Ordinary Shares underlying Representative’s Warrants (4) (5)	457(g)	149,500	$4.95	$740,025	$153.10 per $1,000,000	$113.30
Fees Previously Paid	-	-	-	-	-	-	-	$-
Carry Forward Securities	-	-	-	-	-	-	-	-
		Total Offering Amounts				14,195,025		$2,173.26
		Total Fees Previously Paid						$-
		Total Fee Offsets						-
		Net Fee Due						$2,173.26

(1)	Pursuant to Rule 416(a) under the Securities Act, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Includes additional Ordinary Shares (up to 15% of the ordinary shares offered to the public) that the Underwriter has the option to purchase to cover over-allotments, if any.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Represents Ordinary Shares underlying warrants issuable to the Representative of several underwriters to purchase up to an aggregate of 5% of the Ordinary Shares sold in the offering at an exercise price equal to 110% of the public offering price.
(5)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.